Exhibit (E)(9)

PROMISSORY NOTE

Amount: $300,000.00	Los Angeles, California
Due Date: January 30,1999	January 30,1998

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) due and payable on January 30, 1999 with interest from January 30, 1998, paid at a rate of prime plus two points per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Said rate will be adjusted periodically as the reference rate changes. Principal and interest are payable in legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees. The makers, sureties, guarantors and endorsers of this note hereby consent to renewals and extensions of time at or after the maturity hereof and hereby waive diligence, presentment, protest, demand and notice of every kind.

CALPROP CORPORATION
/s/ Ronald S. Petch, President
Ronald S. Petch
President

/s/ Mark F. Spiro, CFO
Mark F. Spiro
Chief Financial Officer

PROMISSORY NOTE

Amount: $300,000.00	Los Angeles, California
Due Date: Demand	October 5, 1999

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) due and payable on DEMAND with interest from October 5, 1999, paid at a rate of twelve (12.0%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid Interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Said rate will be adjusted periodically as the reference rate changes. Principal and interest are payable in legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees. The makers, sureties, guarantors and endorsers of this note hereby consent to renewals and extensions of time at or after the maturity hereof and hereby waive diligence, presentment, protest, demand and notice of every kind.

CALPROP CORPORATION
/s/ Ronald S. Petch, President
Ronald S. Petch
President

/s/ Mark F. Spiro, CFO
Mark F. Spiro
Chief Financial Officer

PROMISSORY NOTE..

Amount: $240,000.00	Los Angeles, California
Due Date: February 1, 2004	February 1, 2002

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of TWO HUNDRED FORTY THOUSAND DOLLARS ($240,000.00) due and payable on February 1, 2004, with interest to accrue from February 1, 2002, paid at a rate of twelve percent (12%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable in legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees. The makers, sureties, guarantors and endorsers of this note hereby consent to renewals and extensions, of time at or after the maturity hereof and hereby waive diligence, presentment, protest, demand and notice of every kind.

CALPROP CORPORATION
/s/ Mark F. Spiro
Mark F. Spiro
Chief Financial Officer

PROMISSORY NOTE

Amount: $75,000.00	Los Angeles, California
Due Date: April 22, 2004	October 22, 2003

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of SEVENTY FIVE THOUSAND DOLLARS ($75,000.00) due and payable on April 22, 2004, with interest to accrue from October 22, 2003, paid at a rate of twelve percent (12%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple Interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable in legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees. The makers, sureties, guarantors and endorsers of this note hereby consent to renewals and extensions of time at or after the maturity hereof and hereby waive diligence, presentment, protest, demand and notice of every kind.

CALPROP CORPORATION
/s/ Mark F. Spiro, CFO
Mark F. Spiro
Chief Financial Officer

PROMISSORY NOTE

Amount: $1,000,000.00	Los Angeles, California
Issue Date: August 27, 2004
Due Date: On Demand’

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20,1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of ONE MILLION DOLLARS ($1,000,000.00) due on demand with interest to accrue from August 27, 2004, paid at a rate of ten percent (10%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable in Legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees.

CALPROP CORPORATION
/s/ Henry Nierodzik
Henry Nierodzik
Chief Accounting Officer

PROMISSORY NOTE

Amount: $100,000.00	Los Angeles, California
Issue Date: September 7, 2004
Due Date: On Demand

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) due on demand with interest to accrue from September 7, 2004, paid at a rate of ten percent (10%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable in legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees.

CALPROP CORPORATION
/s/ Henry Nierodzik
Henry Nierodzik
Chief Accounting Officer

PROMISSORY NOTE

Amount: $200,000.00	Los Angeles, California
Issue Date: September 13, 2004
Due Date: On Demand

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of TWO HUNDRED THOUSAND DOLLARS ($200,000.00) due on demand with interest to accrue from September13, 2004, paid at a rate of ten percent (10%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like Interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable In legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees.

CALPROP CORPORATION
/s/ Henry Nierodzik
Henry Nierodzik
Chief Accounting Officer

PROMISSORY NOTE

Amount: $225,000.00	Los Angeles, California
Issue Date: September 16, 2004
Due Date: On Demand

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of TWO HUNDRED TWENTY FIVE THOUSAND DOLLARS ($225,000.00) due on demand with interest to accrue from September 16, 2004, paid at a rate of ten percent (10%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and Interest are payable in legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees.

CALPROP CORPORATION
/s/ Henry Nierodzik
Henry Nierodzik
Chief Accounting Officer

PROMISSORY NOTE

Amount: $125,000.00	Los Angeles, California
Issue Date: October 8, 2004
Due Date; On Demand

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS ($125,000.00) due on demand with interest to accrue from October 8, 2004, paid at a rate of ten percent (10%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple Interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable In legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees.

CALPROP CORPORATION
/s/ Henry Nierodzik
Henry Nierodzik
Chief Accounting Officer

PROMISSORY NOTE

Amount: $150,000.00	Los Angeles, California
Issue Date: November 2, 2004
Due Date: On Demand

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20, 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Marina Del Rey, California, 90292, the sum of ONE HUNDRED FIFTY THOUSAND DOLLARS ($150,000.00) due on demand with interest to accrue from November 2, 2004, paid at a rate of ten percent (10%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable in legal tender of the United States of America.

If action be instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees.

CALPROP CORPORATION
/s/ Henry Nierodzik
Henry Nierodzik
Chief Accounting Officer

PROMISSORY NOTE

Amount: $100,000.00	Los Angeles, California
issue Data: November 19, 2004
Due Data: On Demand

For value received, the undersigned promise to pay The Victor and Hannah Zaccaglin Trust dated March 20 1992, Victor Zaccaglin Trustee, lender, or order, at 13160 Mindanao Way, Suite 180, Manna Del Rey, California, 90292, the sum of ONE HUNDRED THOUSAND DOLLARS ($100,000.00) due on demand with interest to accrue from November 19, 2004, paid at a rate often percent (10%) per annum payable monthly. Should interest not be so paid, it shall thereafter bear like interest as the principal, but such unpaid interest so compounded shall not exceed an amount equal to simple interest on the unpaid principal at the maximum rate permitted by law. Principal and interest are payable in legal tender of the United States of America.

If action be Instituted on this note we promise to pay such sum as the Court may fix as attorney’s fees.

CALPROP CORPORATION
/s/ Henry Nierodzik
Henry Nierodzik
Chief Accounting Officer

Calprop

Modification Agreement

THIS AGREEMENT entered into on December 31, 2004, by and between The Victor Zaccag1in Trust dated March 20, 1992, Victor Zaccaglin Trustee, herein after called “lender” and Calprop Corporation, herein after called “borrower.”

WHEREAS, the borrower has borrowed under Promissory Notes, the parties hereto wish to modify the terms of said promissory notes by extending the maturity dates as follows:

Note	Loan Date	Original Loan Amount	Maturity Date
#17	1/30/98	$300,000	12/31/05
#20	10/05/99	$300,000	12/31/05
#21	2/1/02	$240,000	12/31/05
#29	10/22/03	$75,000	12/31/05
#31	8/27/04	$1,000,000	12/31/05
#32	9/7/04	$100,000	12/31/05
#33	9/13/04	$200,000	12/31/05
#34	9/16/804	$225,000	12/31/05
#35	10/8/04	$125,000	12/31/05
#36	11/2/04	$150,000	12/31/05
#37	11/19/04	$100,000	12/31/05
Preferred Note	6/7/96	$581,542	12/31/05

/s/ Henry Nierodzik
Henry E. Nierodzik
Chief Accounting Officer

/s/ Victor Zaccaglin
Victor Zaccaglin
Lender